Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 1901 Avenue of the Stars, Suite 1600 Los Angeles, California 90067-6055 310.228.3700 main 310.228.3701 fax www.sheppardmullin.com

March 10, 2026

Hope Bancorp, Inc.

3200 Wilshire Blvd., Suite 1400

Los Angeles, California 90010

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Hope Bancorp, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for purposes of registering under the Securities Act: (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) depositary shares representing fractional interests in shares of Preferred Stock (the “Depositary Shares”), (iv) senior debt securities of the Company (“Senior Debt Securities”) and subordinated debt securities of the Company (“Subordinated Debt Securities”, and collectively with the Senior Debt Securities, the “Debt Securities”), (v) purchase contracts to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Purchase Contracts”), (vi) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”), (vii) rights to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Rights”) and (viii) units consisting of a combination of two or more of the above securities (the “Units” and, together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Purchase Contracts, Warrants and Rights, the “Securities”). The Registration Statement includes a form of prospectus (the “Prospectus”) which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”) in connection with each offering of Securities. The Securities are being registered for offering and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

The Securities may be sold pursuant to an underwriting agreement, placement agency agreement, subscription agreement or other contract, which will be in substantially the form to be filed as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an amendment to the Registration Statement. The Preferred Stock, Depositary Shares, Debt Securities, Purchase Contracts, Warrants, Rights and Units are to be issued in forms to be filed as exhibits to a report filed under the Exchange Act or an amendment to the Registration Statement. The Senior Debt Securities are to be issued pursuant to a Senior Debt indenture (the “Senior Indenture”), and the Subordinated Debt Securities are to be issued pursuant to a Subordinated Debt indenture (the

“Subordinated Indenture”), the forms of which have been filed as exhibits to the Registration Statement (collectively, the “Indentures”) and are to be entered into, in each case, between the Company and a trustee (the “Trustee”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the Securities.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and officers of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement, (ii) the form of Senior Indenture filed as an exhibit to the Registration Statement, (iii) the form of Subordinated Indenture filed as an exhibit to the Registration Statement, (iv) the Company’s certificate of incorporation, certified by an officer of the Company as of the date hereof (the “Certificate”), (v) the Company’s bylaws, certified by an officer of the Company as of the date hereof (the “Bylaws” and, together with the Certificate, the “Charter Documents”), and (vi) records of proceedings and actions of the Board of Directors of the Company relating to the Registration Statement and related matters. We have also obtained from public officials and officers of the Company certificates or comparable documents as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates and comparable documents without independent investigation. We have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. We have also relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

In connection with this opinion, we have assumed without independent investigation or verification at all applicable times the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. With respect to documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the valid existence of such parties, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

In addition, we have assumed without independent investigation or verification that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded, (ii) a Prospectus Supplement, any required pricing supplement, and any and all free-writing prospectus(es) will have been timely filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws (including the Securities Act, the Trust Indenture Act of 1939, as amended, if applicable, and the securities or blue sky laws of various states) and in the manner stated in the Registration Statement, the applicable Prospectus Supplement, any applicable pricing supplement, and any and all free-writing prospectus(es), (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized and validly executed and delivered by the Company and the other parties thereto and filed with the Commission as an exhibit to a report filed under the Exchange Act or an amendment to the Registration Statement, (v) that consideration will be paid to the Company in connection with the issuance of any Securities and, in the case of the Common Stock or Preferred Stock the consideration paid per share shall be at least equal to the par value thereof, (vi) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise, (vii) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement, the Prospectus and any Prospectus Supplement, as applicable, or, in the case of Preferred Stock, Debt Securities, Warrants, Rights and Units, as applicable, represented by, comprising or issuable upon exchange, exercise or conversion of such Securities, does not exceed, at the time of issuance of such Securities, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, (viii) in the case of a Preferred Share Designation (as defined below), Deposit Agreement (as defined below), Purchase Contract Agreement (as defined below), Warrant Agreement (as defined below), Rights Agreement (as defined below), Unit Agreement (as defined below) or other agreement pursuant to which any Securities are to be issued, there will be no terms or provisions contained therein that would affect the opinions rendered herein, (ix) any Deposit Agreement, Purchase Contract Agreement, Warrant Agreement and related Warrants, Rights Agreement, or Unit Agreement and each definitive purchase, underwriting or similar agreement with respect to any Securities offered shall be governed by New York law, (x) the Company’s entry into the Senior Indenture in the form of Exhibit 4.3 to the Registration Statement will be duly authorized and approved, and the Senior Indenture will be entered into by the Company and the Trustee in the form of Exhibit 4.3 to the Registration Statement, (xi) the Company’s entry into the Subordinated Indenture in the form of Exhibit 4.4 to the Registration Statement will be duly authorized and approved, and the Subordinated Indenture will be entered into by the Company and the Trustee in the form of Exhibit 4.4 to the Registration Statement, (xii) that, at the time of each issuance and sale of Securities, the Company will continue to be validly existing and in good standing under the laws of its jurisdiction of organization (and any other applicable jurisdictions) with the requisite corporate power and authority to issue and sell such Securities, (xiii) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (xiv) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which stockholders of the Company may vote, such rights will be set forth in the Company’s Certificate of Incorporation or the Company’s Certificate of Incorporation grants to the Company’s Board of Directors the power to confer such voting or inspection rights and the Company’s Board of Directors will have conferred such rights, (xv) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel, (xvi) the terms of the Securities will conform to the descriptions thereof in the Registration Statement, the Prospectus and any Prospectus Supplement, as applicable, and the corporate action of the Company authorizing the issuance and sale of such Securities; and (xvii) the Indentures, any supplemental indentures and the Trustees will have been qualified pursuant to the Trust Indenture Act of 1939, as amended, at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement.

With your consent, we have assumed that (i) each of the Debt Securities, the Indentures and any related supplemental indenture, term sheet or certificate establishing the terms thereof, the Warrants and any related warrant agreement, the Rights and any related rights agreement, the Units and any related unit agreement, and any purchase, underwriting, sales or similar agreement (collectively, the “Documents”) will be governed by the internal laws of the State of New York and that the choice of law is legally enforceable, (ii) the Documents (other than the Indentures) will contain all provisions required under the laws of the State of Delaware in respect of contracts for the sale of securities issued by a Delaware corporation, (iii) each of the Documents will be duly authorized, executed and delivered by the parties thereto, and (iv) each of the Documents will constitute valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms.

We also have assumed that none of (i) the execution, delivery or performance of any of the Documents, (ii) the terms of any of the Securities to be established after the date hereof, (iii) the issuance or delivery of such Securities, or (iv) the compliance by the Company with the terms of such Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Charter Documents then in effect, (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.

Our opinions set forth below are subject to (i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, avoidable transfer or other laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the enforceability of the Securities, to the extent applicable, is considered in a proceeding at law or in equity), (iii) the possible unenforceability of indemnity and contribution provisions, (iv) the effect and possible unenforceability of choice of law provisions, (v) the possible unenforceability of provisions purporting to waive rights or defenses where such waiver is against public policy, (vi) the possible unenforceability of provisions purporting to exonerate any party for negligence or malfeasance, or to negate any remedy of any party for fraud, (vii) the possible unenforceability of forum selection clauses, (viii) the possible unenforceability of provisions permitting modification of an agreement only in writing, and (ix) the possible unenforceability of provisions purporting to allow action without regard to mitigation of damages.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or, except to the extent that such waivers or consents are made enforceable by New York General Obligations Law Section 5-1402 (applied by a New York state court), jurisdiction or venue, (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (iii) waivers of broadly or vaguely stated rights, and (iv) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty or a forfeiture.

This opinion is limited solely to the Delaware General Corporation Law (the “DGCL”) as applied by courts located in Delaware and the internal, substantive laws of the State of New York as applied by courts located in New York without regard to choice of law, in each case to the extent that the same may apply to or govern the transactions contemplated by the Registration Statement. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion.

Based on such examination and subject to the foregoing, we are of the opinion that:

1.	With respect to shares of Common Stock offered under the Registration Statement, when (i) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, or upon the conversion, exercise or exchange of Warrants or other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise or exchange as approved by the Board, upon payment of the consideration therefor provided for therein (not less than the par value of the Common Stock), when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), then the shares of Common Stock will be validly issued, fully paid and nonassessable.
2.	With respect to any particular series of shares of Preferred Stock offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of

Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation or amendment to the Certificate relating to such Preferred Stock conforming to the DGCL (a “Preferred Share Designation”), the Preferred Share Designation has been validly executed by the Company, and the Preferred Share Designation has been filed with the Secretary of State of the State of Delaware and has become effective in accordance with the DGCL, (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, or upon the conversion, exercise or exchange of Warrants or other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise or exchange as approved by the Board, upon payment of the consideration therefor provided for therein (not less than the par value of the Preferred Stock), when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), and (iii) if such shares of Preferred Stock are convertible into shares of Common Stock, such shares of Common Stock have been duly authorized and reserved for issuance by all necessary corporate action of the Company, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	With respect to any Depositary Shares offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Depositary Shares, the terms, execution and delivery of the deposit agreement relating to the Depositary Shares (“Deposit Agreement”), and the terms of the offering thereof and related matters, (ii) the Deposit Agreement has been duly executed and delivered, and (iii) any receipts representing the Depositary Shares have been duly executed, authenticated (if required), issued and delivered in accordance with the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, or upon the conversion, exercise or exchange of Warrants or other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise or exchange as approved by the Board, upon payment of the consideration therefor provided for therein, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), then such Depositary Shares will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
4.	With respect to any Debt Securities or any series thereof to be issued under either the Senior Indenture or Subordinated Indenture and offered under the Registration Statement, when (i) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture and any supplemental indentures, as applicable, (ii) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture and any supplemental indentures, as applicable, (iii) the Senior Indenture or Subordinated Indenture and any supplemental indentures, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (iv) the Senior Indenture or Subordinated Indenture and any supplemental indentures, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (v) the specific terms of a particular series of Debt Securities have been duly established in accordance with the Senior Indenture or Subordinated Indenture and any supplemental indentures, as applicable, (vi) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (vii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture and any supplemental indentures as approved by the Board, as applicable, and any applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, or upon the conversion, exercise or exchange of Warrants or other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise or exchange as approved by the Board, upon payment of the consideration therefor provided for therein, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), and (viii) if such Debt Securities are convertible into shares of Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock have been duly authorized and reserved for issuance by all necessary corporate action of the Company and in accordance with the applicable Indenture and any supplemental indentures, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	With respect to any Purchase Contracts offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Purchase Contracts, the terms, execution and delivery of the purchase contract agreement relating to the Purchase Contracts (“Purchase Contract Agreement”), and the terms of the offering thereof and related matters, (ii) the Purchase Contract Agreement has been duly executed and delivered, and (iii) the Purchase Contracts or any certificates representing the Purchase Contracts have been duly executed, authenticated (if required), issued and delivered against payment therefor as contemplated by the Purchase Contract Agreement, the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), the Purchase Contracts will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
6.	With respect to any Warrants offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), and the terms of the offering thereof and related matters, (ii) the Warrant Agreement has been duly executed and delivered, and (iii) such Warrants have been duly executed, attested, issued and delivered in accordance with the provisions of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion, exercise or exchange of other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise or exchange as approved by the Board, upon payment of the consideration therefor provided for therein, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), then such Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	With respect to any Rights offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Rights, the terms, execution and delivery of the rights agreement relating to the Rights (“Rights Agreement”), and the terms of the offering thereof and related matters, (ii) the Rights Agreement has been duly executed and delivered, and (iii) the Rights or any certificates representing the Rights have been duly executed, authenticated (if required), issued and delivered against payment therefor as contemplated by the Rights Agreement, the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), the Rights will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
8.	With respect to the Units offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), and the terms of the offering thereof and related matters, (ii) the Unit Agreement has been duly executed and delivered, (iii) the Securities to be issued as part of such Units have been duly and validly authorized for issuance, and (iv) the Units or any certificates representing the Units have been duly executed, authenticated (if required), issued and delivered against payment therefor as contemplated by the Unit Agreement, the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), the Units will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP